EXHIBIT 23(d)

                 OPINION OF DANIELSON ASSOCIATES INC.

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                    DANIELSON ASSOCIATES INC.
                    6110 Executive Boulevard
                          Suite 504
                 Rockville, Maryland 20852-3903
                      TEL:  (301) 468-4884
                      FAX:  (301) 468-0013

                                                   Exhibit 23(d)

     We hereby consent to the reference to our name appearing herein under the captions entitled "GENERAL INFORMATION--SPECIAL MEETING OF FARMERS & MERCHANTS OF SHAREHOLDERS--Background of and Principal Reasons for Merger" and "Opinion of Financial Advisor." We further consent to the use of our letter to the Board of Directors of Farmers & Merchants Bank concerning the fairness of the financial terms of the proposed merger, appearing as Exhibit B to the Prospectus/Proxy Statement contained herein.





                              /s/ Arnold G. Danielson
                              ___________________________________
                              Arnold G. Danielson, President


Rockville, Maryland
December 12, 1995